UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 5, 2014

Blue Water Ventures International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-120967	20-1204606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1765 Country Walk Drive, Fleming Island, FL 32003
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (904) 215-7601

(Former name or former address, if changed since last report.)    N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Echange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13-e4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

Immediately following the filing of this report on Form 8-K, Registrant will be filing a Form 15 with the SEC, certifying and providing notice of termination of the registration of its common shares under Section 12(g) of the Securities Exchange
Act of 1934.

On June 15, 2012 Registrant acquired all of the assets of Blue Water Ventures of Key West, Inc. ("BWKW").  It retained the services of auditors in May of 2012 who were to audit BWKW's financial statements so that the transaction could be properly disclosed with the SEC.  Despite being paid in full, there being no disagreements between Registrant and the auditors, and the many demands made on the auditors to deliver audited financial statements, the auditors have failed to deliver those audited financial statements to Registrant, that would have enabled Registrant to submit its required filings with the SEC.  Registrant could not procure audited financial statements from successor auditors without undue expense.  As a result, Registrant could not file certain reports required under the Securities Exchange Act of 1934.

Registrant has elected to terminate its obligation to file reports under the Securities Exchange Act Of 1934.  In an effort to provide the investment community with transparency surrounding its operations, Registrant will file unaudited financial statements with OTC Market Group for the years ending December 31, 2012 and December 31, 2013 and for the three month period ending March 31, 2014.  It is anticipated that these financial statements will be submitted to OTC Market Group within three business days of the date hereof.  Registrant anticipates that it will file its initial informational disclosure and the required opinion of counsel with OTC Market Group within three business days following the submission of its financial statements.

Investors and other interested parties will be able to retrieve this information at www.otcmarkets.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE WATER VENTURES INTERNATIONAL, INC.
(Registrant)

Date: June 5, 2014	/s/ W. Keith Webb
W. Keith Webb, President